Exhibit 1

                             Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G under the Securities Exchange Act of 1934, as amended, we, the signatories of the statement on Schedule 13D to which this Agreement is an exhibit, do hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: May 7, 2004

                                        PALISADE INVESTORS, L.L.C.

                                        By:   /s/ Steven E. Berman
                                           -----------------------------

                                              Steven E. Berman, Member


                                        BERMAN INDUSTRIES, INC.

                                        By:   /s/ Steven E. Berman
                                           -----------------------------

                                              Steven E. Berman, VP

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                                OPTION AGREEMENT

            OPTION AGREEMENT made as of April 29, 2004, by and between Bernard Zimmerman & Company, Inc., a Connecticut corporation (the "Grantor"), and Berman Industries, Inc., a Florida corporation ("the Optionee").

                              W I T N E S S E T H:

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

            1. Option Grant. The Grantor hereby grants to the Optionee, subject to the terms and conditions set forth in this Option, the absolute and irrevocable right and option (this "Option") to purchase from the Grantor, and to require the Grantor to sell to the Optionee, for $.01 per share (the "Exercise Price") up to and including 1,300,000 shares of Common Stock, which immediately prior to the consummation of the Stock Purchase Agreement (as defined below) shall have a par value of $.01 par value (the "Shares"), of GVC Venture Corp., a Delaware corporation (the "Company"), which shares the Grantor proposes to acquire from the Company pursuant to that certain Stock Purchase Agreement of even date herewith among the Grantor, the Optionee, Gordon Banks and the Company (the "Stock Purchase Agreement"); provided, however, that the grant of this Option is subject to:

                  (a) the purchase by the Grantor of the Shares pursuant to the Stock Purchase Agreement; and

                  (b) the payment to the Grantor by the Optionee of an aggregate of $100 by check subject to collection within five (5) Business Days (as defined below) after the Optionee is advised, in writing, by the Grantor that the Grantor's purchase of the Shares under the Stock Purchase Agreement has been consummated.

                  (c) Notwithstanding the foregoing, this Option shall terminate at the time of termination of the Stock Purchase Agreement (including by virtue of a failure of a condition precedent to be fulfilled and not be waived) if the Optionee shall not acquire the Shares pursuant thereto.

            2. Legend on the Shares. The stock certificates evidencing the Shares held by Zimmerman Company shall, so long as this Option pertains thereto, bear the following legend:

            "The shares represented by this certificate are subject to the terms and conditions of an Option Agreement dated as of April 29, 2004 by and between Bernard Zimmerman & Company, Inc. and Berman Industries, Inc., a copy of which is on file at the principal office of the Company."

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            3. Term of Option. The right granted to the Optionee under this
Option may be exercised in whole or in part, at any time but on one occasion only, until June 30, 2005 (the "Expiration Date").

            4. Exercise Notice. (a) As a condition to the exercise of the rights granted to the Optionee under this Option, the Optionee shall give the Grantor written notice of the Optionee's election to exercise this Option, which notice shall be given not more than 30 days and not less than 10 days prior to the Closing Date (as defined below), which notice shall be accompanied by a letter confirming that at the time of exercise of this Option:

                  (i) The Optionee is an "accredited investor," within the
            meaning of Rule 501 of Regulations D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), a copy of which definition is annexed hereto as Exhibit A.

                  (ii) The Optionee (A) recognizes that the Optionee's
            investment in the Shares involves a high degree of risk; (B) is able to bear the economic risks of the investment in the Shares and is able to hold the Shares for an indefinite period of time; (C) has a sufficient net worth to sustain a loss of the Optionee's entire investment in the event such a loss should occur; and (D) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment.

                  (iii) In making the Optionee's decision to purchase the
            Shares, the Optionee (A) has relied solely upon documents filed by the Company with the Securities and Exchange Commission, and such due diligence made by the Optionee as the Optionee considered appropriate, regarding the Company and an investment in the Shares,
            (B) is not relying upon any representations or warranties made by or on behalf of the Grantor and (C) acknowledges that the Optionee has had an opportunity to consult with the Optionee's own attorney regarding legal matters concerning the Company and an investment in the Shares and to consult with the Optionee's tax advisor regarding the tax consequences of an investment in the Shares.

                  (iv) The Optionee (A) is acquiring the Shares for the
            Optionee's own account, and not with a view to any resale or distribution of the Shares, in whole or in part, in violation of the Securities Act or any applicable securities laws and (B) has not offered or sold any of the Shares and has no present intention or agreement to divide the Shares with others for purposes of selling, offering, distributing or otherwise disposing of any of the Shares.

                  (v) The Optionee understands that (A) the offer and sale of the Shares upon exercise of this Option is intended to be exempt from registration under the Securities Act, by virtue of Section 4(1) under the Securities Act; (B) the Shares have not been, and may never be, registered under the Securities Act; (C) the Shares cannot be sold, transferred, assigned, pledged or hypothecated unless they are first registered under the Securities Act and such state and other securities

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            laws as may be applicable or, in the opinion of counsel for the
            Company or the holder of the Shares, an exemption from registration under the Securities Act is available (and then the Shares may be sold, transferred, assigned, pledged or hypothecated only in compliance with such exemption and all applicable state and other securities laws). The following legends will be placed upon the certificates for the Shares:

                  "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered for sale, sold or otherwise transferred, pledged or hypothecated, in the absence of an effective registration statement under the Securities Act or a written opinion of counsel for the Company or the holder hereof that such offer, sale, transfer, pledge or hypothecation is exempt from the registration provisions of the Securities Act and such state and other securities laws as may be applicable."

                  "The Shares represented by this certificate are subject to the terms and conditions of a Shareholders Agreement dated as of April 29, 2004 by and among certain stockholders of the Company, a copy of which is on file at the principal office of the Company."

                  (vi) The Optionee understands that no United States federal
            (including, without limitation, the Securities and Exchange Commission) or any state agency or any similar agency of any other country, has reviewed, approved, passed upon or made any recommendation or endorsement regarding the Company or the purchase of the Shares.

                  (vii) The Optionee acknowledges and agrees that the Shares will be subject to the Stockholders Agreement as Shares held by the "Palisades/Berman Stockholders."

                  (b) The Closing Date shall be on such day (other than a Saturday or Sunday) on which commercial banks in New York City are generally open (a "Business Day") as may be selected by the Optionee (the "Closing Date") in said notice but no later than the Expiration Date). Said notice shall specify the number of shares of Common Stock which the Optionee intends to purchase from the Grantor under this Option, the Closing Date, and a time between 10:00 a.m. and 2:00 p.m. on the Closing Date at which the Closing hereunder (the "Closing") is to occur and the place in the Borough of Manhattan in New York City where the Closing is to occur. The parties hereto may mutually agree to any other place, time and Closing Date for the Closing.

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            5. Deliveries at the Closing. At the Closing:

                  (a) The Grantor shall deliver to the Optionee one or more stock certificates (with stock powers for the transfer thereof to the Optionee, with signature guaranteed by a national bank or trust company or by a member of the New York Stock Exchange, and with all necessary documentary transfer tax stamps affixed) representing the Shares being sold in accordance with the notice given under Section 3, free and clear of all mortgages, liens, charges and other encumbrances; and

                  (b) The Optionee shall pay to the Grantor, by cash or check subject to collection, the full Exercise Price of the Shares being so transferred and sold by the Grantor to the Optionee.

            6. Dilution Protection. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall pay a dividend in capital stock on the outstanding shares of Common Stock of the Company, the Exercise Price in effect immediately prior to such subdivision or dividend shall be reduced proportionately and the number of Shares to be received by the Optionee on exercise of this Option shall be increased proportionately. Conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such subdivision shall be increased proportionately and the number of Shares to be received by the Optionee on exercise of this Option shall be decreased proportionately.

            If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or liquidation of the Company, shall be effected, then the Optionee shall have the right to purchase, upon the exercise of this Option, and receive (upon the basis and upon the terms and conditions specified in this Option and in lieu of the Shares immediately theretofore purchasable under this Option), such shares of stock, securities or assets as the Optionee would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger or liquidation, the Optionee had exercised this Option.

            7. Effect of Expiration of Option. If the Optionee does not exercise in full the right granted by this Option prior to the Expiration Date, this Option shall expire and terminate and the Grantor shall be free and clear from all remaining obligations under this Option.

            8. Miscellaneous.

                  (a) Notices. All notices, requests, demands and other communications which are required to be or which may be given under this Option shall be in writing and shall be deemed to have been duly given when delivered in person, the scheduled Business Day of delivery if sent by Express Mail, Federal Express, other overnight delivery service or five Business Days after mailed if mailed by certified or registered first class mail return receipt requested, in any such case with delivery charges prepaid, to the party to whom the same is so given or made, at the following addresses (or such other address as shall be provided by notice given in accordance with this Section 8(a) by the party whose address is to be changed):

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                           If to the Grantor:

                                   Bernard Zimmerman & Company, Inc.
                                   c/o Bernard Zimmerman
                                   18 High Meadow Road
                                   Weston, Connecticut 06883

                           If to the Optionee:

                                   Berman Industries, Inc.
                                   c/o Palisade Investors LLC
                                   1 Bridge Plaza
                                   Fort Lee, New Jersey 07024
                                   Attention: Steven E. Berman

                  (b) Amendments. This Option and any term hereof may not be amended, changed, waived, discharged or terminated except by an instrument in writing signed by both of the parties hereto.

                  (c) Waivers. The failure of a party to insist upon strict adherence to any term or provision of this Option on any occasion shall not be considered a waiver, or deprive the party of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Option. Any waiver must be in writing and be duly executed by the party to be charged.

                  (d) Assignment. This Option may not be assigned by any party hereto without the prior written consent of the other party, except that the Optionee may assign its rights hereunder to members of the "immediate family" (as that term is defined in Instruction 2 to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) of Martin L. Berman, and trusts exclusively for the benefit of such persons; provided, however, that this Option must be exercised by all such assignees and persons entitled to benefits hereunder pursuant to Section 8(e) on one occasion only at the same time in accordance with the terms of this Option.

                  (e) Binding Effect. This Option shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and the successors, heirs, estate, personal representatives of permitted assigns.

                  (f) Governing Law. This Option shall be governed and interpreted in accordance with the laws of the state of Delaware, without regard to the conflict of laws principles thereof that would defer to the laws of another jurisdiction or the actual domiciles of the parties hereto.

                  (g) Counterparts. This Option may be executed in two or more counterparts and each party hereto on a separate counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                  (h) Headings. The headings in this Option are for purposes of reference only and shall not be considered in construing this Option.

                  (i) Entire Agreement. This Option contains the entire understanding of the parties hereto, and supersedes all prior discussions and understandings of the parties hereto, respecting the subject matter hereof.

                  (j) Severability. If any provision of this Option or the application of any provision to any person or circumstance shall be held invalid, the remainder of this Option, or the application of that provision to persons or circumstances other than those which it is held invalid, shall not be affected thereby.

            IN WITNESS WHEREOF, the parties have executed and delivered this Option.


                                         BERNARD ZIMMERMAN & COMPANY, INC.

                                         By: /s/ Bernard Zimmerman
                                             ----------------------------------
                                             Bernard Zimmerman, President


                                         BERMAN INDUSTRIES, INC.

                                         By: /s/ Steven E. Berman
                                             ----------------------------------
                                             Steven E. Berman, Vice President

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                                    EXHIBIT A

                        Definition of Accredited Investor

      An "Accredited Investor" is any of the following:

            (a) a bank as defined in Section 3(a)(2) of the Federal Act, a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Federal Act, whether acting in its individual or fiduciary capacity, a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, an insurance company as defined in Section 2(13) of the Federal Act, an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), or a business development company as defined in Section 2(48) of that act, or a Small Business Investment Company licensed by the U.S. Small Business Administration under
Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

            (b) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and such plan has total assets in excess of $5,000,000.

            (c) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and either

                  (i) the decision to acquire LP Interests has been made by a plan fiduciary, as defined in Section 3(21) of ERISA, and the plan fiduciary is a bank, savings and loan association, insurance company or registered investment adviser,

                  (ii) the employee benefit plan has total assets in excess of $5,000,000, or

                  (iii) if the employee benefit plan is a self-directed plan, investment decisions are made solely by persons that are "accredited investors."

            (d) a private business development company as defined in Section 202(a)(22) of the Investment Company Act.

            (e) any of the following: (i) a tax-exempt organization described in
Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) a corporation, (iii) a Massachusetts or similar business trust or (iv) a partnership, in any such case, which was not formed for the specific purpose of acquiring shares pursuant to this Agreement and which has total assets in excess of $5,000,000.

            (f) a director or executive officer of the Company.

            (g) a natural person whose individual net worth, or joint net worth with the Investor's spouse, exceeds $1,000,000 on the date hereof.

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            (h) a natural person whose individual income for each of the two most recent years is in excess of $200,000, or whose joint income with the Investor's spouse was in excess of $300,000 for each of the two most recent years, and, in either case, the Investor has a reasonable expectation of reaching the same income level in the current year.

            (i) a trust with total assets in excess of $5,000,000 which was not formed for the specific purpose of acquiring shares pursuant to this Agreement, and the decision to purchase shares pursuant to this Agreement is directed by a "sophisticated person" as defined in Rule 506(b)(2)(ii) under Regulation D.

            (j) is an entity in which all of the equity owners are accredited investors.